American Equity Investment Life Holding Company® | West Des Moines, IA 50266 | 888-221-1234 | www.american-equity.com | ©2022 American Equity. All Rights Reserved. February 17, 2022 2021: A Year of Achievements

2 Forward-Looking Statements The forward-looking statements in these slides, including references to goals and strategy for future periods, and terms such as drive to, going forward, to drive, as well as specific projections of future results, are based on assumptions and expectations that involve risks and uncertainties, including the "Risk Factors" the company describes in its U.S. Securities and Exchange Commission filings. The Company's future results could differ, and it has no obligation to correct or update any of these statements.

3 AEL 2.0 Virtuous “Flywheel” of Success as first outlined in 4Q, 2020

4 Pillar Focus Areas Execution Efforts Distribution  Regained relevance in independent marketing organization (IMO) channel as a top 5 fixed index annuity originator in 20211 and pivoted focus to higher value products  Built Eagle Life with pivot into independent broker dealers and select sub-set of banks  Focused on growing sales that convert to reinsured liabilities to drive “fee like” earnings  Emerged as a talent magnet and building next generation distribution capabilities Product  Complete refresh of general account “Shield series” product suite for IMO channel  Re-vamped chassis of market indices for pure accumulation – Asset Shield  Expansion of market opportunity for income products with Estate Shield  Innovative product for greater market upside than traditional FIAs with Flex Shield  Income Shield remains the #1 guaranteed income product in the industry with 10-year surrender charge period2  Eagle Life product portfolio focused on fixed index annuities (Accumulation & Income)  Negotiated purchase agreement to acquire a broker dealer to enter registered products Go-to-Market Strategy Total Sales for 2021 of $6 billion; FIA Sales of $3.5 billion – up 47% Y-O-Y Go-to-market Strategy 1Secure Retirement Institute U.S. Individual Annuities Sales Survey, Third Quarter 2021. 2Secure Retirement Institute Index Annuity Guaranteed Lifetime Withdrawal Benefit Survey, Third Quarter 2021

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AMERICAN EQUITY™

Investment Management

Pillar	Focus Areas	Execution Efforts
Investment Management	Insurance Asset Management	▪ De-risked portfolio in 4Q20/1Q21, added $3.4 billion of private assets in 2021 ▪ Initiated partnerships to manage $45 billion of core fixed income assets with world-class investment managers BlackRock and Conning ▪ Re-tooled investment management platform (BlackRock Aladdin Solutions) ▪ Expanded underwriting and risk capital allocation lens for additional asset sectors ▪ Expanded capabilities in commercial real estate lending
	Private Asset Origination	▪ Expanded relationship with Pretium to include single family rentals and short term mortgage loans ▪ Closed on proprietary sourcing pipelines with specialty asset managers or proven operators in target sub-sectors including Adams Street and Monroe Capital ▪ Created access to additional economic upside from investment management agreements which includes sharing in asset manager revenues and / or participating in valuation growth

Pretium

Residential real estate credit (whole loans) and equity (single family rental); short term mortgage loans through Anchor Loan acquisition

Adams Street

Insurer capital efficient investment vehicles established primarily to invest in secured loans to US middle market private companies

MONROE CAPITAL

Dedicated technology lending platform focusing on middle market Software, Technology and Recurring Revenue ("STARR") loans

Drive to 4% absolute investment yield for 2022 and decoupling from risk-free rates

5

6 Pillar Focus Areas Execution Efforts Financial Flexibility  Positioned to fund both capital return & earnings growth from private asset investments  Completed Brookfield Reinsurance equity offering raising Brookfield Re ownership to 16%  Significantly expanded in-house expertise around balance sheet and reinsurance structuring Reinsurance Strategy  Completed Brookfield reinsurance transaction on $4bn of in-force reserves,  Generated $230mm of deployable capital at inception,  Includes flow reinsurance agreement on $6bn of future sales;  Ongoing payment of fee revenues “ROA model” for 6-7 years on both in-force and flow  Established AEL Bermuda Re; transferred $4 billion of in-force policies to jurisdiction with a principles based regime for both sides of balance sheet. • Replicate with future side-car reinsurance vehicles to grow “fee-like” ROA earnings  Restructured redundant reserve financing for LIBR with fee policies;  Improved YE2021 American Equity Investment Life Insurance Company risk-based capital ratio by 23 points compared to prior financing  Resulted in quarterly expense savings of $8-9 million compared to prior financing Capital Structure Optimized capital structure to drive sustained free cash flow Capital Structure

7 Going Forward – Key Measures of Success Private asset allocation ramping up over time from 15% to 30- 40% through origination of $3-4bn of private assets annually across diversified sectors Opportunistic asset block transactions of $250M-$1bn in financing across AEL’s private asset partnership eco-system Grow our reinsured liabilities resulting in recurring fee- revenues through existing reinsurance relationships, and new relationships including sidecar vehicles backed by third party capital Grow our product set with more “ROA-able” products (long duration persistent cash flows characteristics that can be backed by private assets) and market expansion aligned with generating quality sales • Operating ROE of 11-14% • Recurring shareholder distributions and deploy capital for accelerated growth in asset balances driving “fee-like” earnings power Capital Structure Private Assets Reinsurance Solutions At-scale Liability Origination